Calculation of Filing Fee Tables
S-8
Columbia Financial, Inc./MD/
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.01 per share, available for future grants or issuable upon vesting of outstanding restricted stock under the Columbia Financial, Inc. 2019 Equity Incentive Plan	Other	2,993,067	$ 10.865	$ 32,519,672.96	0.0001381	$ 4,490.97
2	Equity	Common Stock, par value $0.01 per share, issuable upon exercise of outstanding stock options previously granted under the Columbia Financial, Inc. 2019 Equity Incentive Plan	Other	9,368,375	$ 7.4505	$ 69,799,077.94	0.0001381	$ 9,639.25
3	Equity	Common Stock, par value $0.01 per share, issuable upon exercise of outstanding options under the Northfield Bancorp, Inc. 2019 Equity Incentive Plan, as assumed by the Registrant	Other	114,000	$ 12.395	$ 1,413,030.00	0.0001381	$ 195.14
Total Offering Amounts:						$ 103,731,780.90		$ 14,325.36
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 14,325.36
Offering Note
[1]	(1) Represents 12,361,442 shares of common stock, par value $0.01 per share (the "Common Stock"), of Columbia Financial, Inc. (the "Registrant") reserved for issuance under the Columbia Financial, Inc. 2019 Equity Incentive Plan, consisting of (a) 2,993,067 shares available for future grants or issuable upon vesting of outstanding restricted stock (comprised of 306,444 shares of restricted stock available for future grants, 1,782,374 shares issuable upon exercise of stock options available for future grants and 904,249 shares of unvested restricted stock outstanding) and (b) 9,368,375 shares issuable upon exercise of outstanding stock options previously granted under such plan (comprised of 7,655,536 shares issuable upon exercise of vested and unexercised stock options and 1,712,839 shares issuable upon exercise of unvested stock options), and 80,000 shares of Common Stock issuable upon exercise of outstanding options under the Northfield Bancorp, Inc. 2019 Equity Incentive Plan, as assumed by the Registrant (collectively, the "Plans"). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of additional shares of Common Stock that may become issuable under the Plans to prevent dilution resulting from a stock split, stock dividend or similar adjustment of the outstanding Common Stock. (2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act, on the basis of $10.865, the average of the high and low reported sales prices of the Common Stock on the Nasdaq Global Select Market on July 27, 2026, a date within five business days prior to the date of filing of this Registration Statement.

[2]	(1) Represents 12,361,442 shares of common stock, par value $0.01 per share (the "Common Stock"), of Columbia Financial, Inc. (the "Registrant") reserved for issuance under the Columbia Financial, Inc. 2019 Equity Incentive Plan, consisting of (a) 2,993,067 shares available for future grants or issuable upon vesting of outstanding restricted stock (comprised of 306,444 shares of restricted stock available for future grants, 1,782,374 shares issuable upon exercise of stock options available for future grants and 904,249 shares of unvested restricted stock outstanding) and (b) 9,368,375 shares issuable upon exercise of outstanding stock options previously granted under such plan (comprised of 7,655,536 shares issuable upon exercise of vested and unexercised stock options and 1,712,839 shares issuable upon exercise of unvested stock options), and 80,000 shares of Common Stock issuable upon exercise of outstanding options under the Northfield Bancorp, Inc. 2019 Equity Incentive Plan, as assumed by the Registrant (collectively, the "Plans"). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of additional shares of Common Stock that may become issuable under the Plans to prevent dilution resulting from a stock split, stock dividend or similar adjustment of the outstanding Common Stock. (3) Calculated in accordance with Rule 457(h)(1) under the Securities Act on the basis of the weighted-average exercise price of $7.4505 per share of the outstanding stock options previously granted under the Columbia Financial, Inc. 2019 Equity Incentive Plan.

[3]	(1) Represents 12,361,442 shares of common stock, par value $0.01 per share (the "Common Stock"), of Columbia Financial, Inc. (the "Registrant") reserved for issuance under the Columbia Financial, Inc. 2019 Equity Incentive Plan, consisting of (a) 2,993,067 shares available for future grants or issuable upon vesting of outstanding restricted stock (comprised of 306,444 shares of restricted stock available for future grants, 1,782,374 shares issuable upon exercise of stock options available for future grants and 904,249 shares of unvested restricted stock outstanding) and (b) 9,368,375 shares issuable upon exercise of outstanding stock options previously granted under such plan (comprised of 7,655,536 shares issuable upon exercise of vested and unexercised stock options and 1,712,839 shares issuable upon exercise of unvested stock options), and 80,000 shares of Common Stock issuable upon exercise of outstanding options under the Northfield Bancorp, Inc. 2019 Equity Incentive Plan, as assumed by the Registrant (collectively, the "Plans"). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of additional shares of Common Stock that may become issuable under the Plans to prevent dilution resulting from a stock split, stock dividend or similar adjustment of the outstanding Common Stock. (4) Calculated in accordance with Rule 457(h)(1) under the Securities Act on the basis of the weighted-average exercise price of $12.395 per share.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources